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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-60925 of Marcum Natural Gas Services, Inc. on Form S-3 of our report dated March 12, 1998 (March 23, 1998 as to Note 8), appearing in the Annual Report on Form 10-KSB of Marcum Natural Gas Services, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
September 3, 1998